UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 25, 2025

Optimum Communications, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State of Incorporation)

001-38126	38-3980194
(Commission File Number)	(IRS Employer Identification Number)

1 Court Square West
Long Island City, New York	11101
(Address of principal executive offices)	(Zip Code)

(516) 803-2300

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	OPTU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Fourteenth Amendment to Credit Agreement

On November 25, 2025, CSC Holdings, LLC (the “CSC Holdings”), an indirect wholly-owned subsidiary of Optimum Communications, Inc., entered into a Fourteenth Amendment to Credit Agreement (Incremental Loan Assumption Agreement) (the “Fourteenth Amendment”), by and among CSC Holdings, as borrower, the incremental lender party thereto and each of the other loan parties signatory thereto. The Fourteenth Amendment amends and supplements CSC Holdings’ credit agreement, dated as of October 9, 2015 (as amended, restated or otherwise modified from time to time, the “CSC Credit Agreement”), by and among CSC Holdings, as borrower, the lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent and as security agent, and the other parties thereto from time to time.

The Fourteenth Amendment provides for, among other things, new incremental term loan commitments (the “Incremental Term Loan B-7 Commitments”) in an aggregate principal amount of $2,000,000,000, with an extended maturity until the date that is the earlier of (i) January 15, 2028 and (ii) April 15, 2027 if, as of such date, any September 2019 Term Loans (as defined in the Fourteenth Amendment) are still outstanding, unless the September 2019 Term Loan Maturity Date (as defined in the Fourteenth Amendment) has been extended to a date falling after January 15, 2028. The loans made pursuant to the Incremental Term Loan B-7 Commitments (the “Incremental Term Loans B-7”) may be comprised of Term SOFR (as defined in the Fourteenth Amendment) borrowings or alternative base rate borrowings, and will bear interest at a rate per annum equal to the Term SOFR rate or the alternate base rate, as applicable, plus the applicable margin, where the applicable margin is (i) with respect to any alternate base rate loan, 3.500% per annum and (ii) with respect to any Term SOFR loan, 4.500% per annum. The proceeds from the Incremental Term Loans B-7 were used to (i) refinance all of CSC Holdings’ outstanding Incremental Term Loan B-6 under the CSC Credit Agreement and (ii) pay certain fees and expenses relating to the foregoing (the foregoing transactions, the “Refinancing”).

UnSub Credit Agreement

On November 25, 2025, following the consummation of the Refinancing, Cablevision Litchfield, LLC (“Cablevision Litchfield”) and CSC Optimum Holdings, LLC (“CSC Optimum”), each an indirect wholly-owned subsidiary of Optimum Communications, Inc., entered into a Credit Agreement (the “UnSub Credit Agreement”), by and among Cablevision Litchfield and CSC Optimum, each as a borrower, the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

The UnSub Credit Agreement provides for, among other things, initial term loan commitments in an aggregate principal amount of $2,000,000,000. The loans made pursuant to the initial term loan commitments (the “UnSub Term Loans”) will (i) mature on November 25, 2028, (ii) accrue interest at a fixed rate per annum equal to 9.000% and (iii) not amortize. The proceeds from the UnSub Term Loans were used to refinance all of CSC Holdings’ Incremental Term Loans B-7.

The foregoing summary of the terms of the Fourteenth Amendment and the UnSub Credit Agreement is qualified in its entirety by reference to the full text of the Fourteenth Amendment and the UnSub Credit Agreement filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description
10.1	Fourteenth Amendment to Credit Agreement, dated as of November 25, 2025, by and among CSC Holdings, LLC, as borrower, the incremental lender party thereto, each of the other loan parties signatory thereto and JPMorgan Chase Bank, N.A., as administrative agent and security agent.
10.2	Credit Agreement, dated as of November 25, 2025, by and among Cablevision Litchfield, LLC and CSC Optimum Holdings, LLC, each as a borrower, the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Optimum Communications, Inc.

	By:	/s/ Michael E. Olsen
Dated: November 25, 2025		Michael E. Olsen
General Counsel & Chief Corporate Responsibility Officer